BANKWELL FINANCIAL GROUP, INC. Insider Trading Policy I. Purpose It is a violation of the policy of Bankwell Financial Group, Inc. (the “Company”) and the federal securities laws for any officer, director or employee of the Company to (a) trade in securities of the Company while aware of “material nonpublic information” concerning the Company or (b) communicate, “tip” or disclose material nonpublic information to outsiders unless necessary to further Bankwell's business purposes and then only with appropriate confidentiality protections. To prevent even the appearance of improper insider trading or tipping, the Company has adopted this Insider Trading Policy (“Policy”) for all of its directors, officers and employees and their family members, as well as for others who have access to information through business relationships with the Company. The consequences of prohibited insider trading or tipping can be severe. Violation of this Policy by any officer or employee may result in disciplinary action by the Company up to and including immediate termination for cause. Moreover, persons violating insider trading or tipping rules may be required to: • disgorge the profit made or the loss avoided by the trading, whether received by the Insider or someone receiving a tip; • pay significant civil penalties; and • pay a criminal penalty and serve time in jail. In addition to individual sanctions, the Company may also be required to pay civil or criminal penalties. II. Scope A.  Covered Persons This Policy covers all directors, officers and employees of the Company and their respective family members and any outsiders whom the Insider Trading Compliance Officer (defined below) may designate as Insiders because they have access to material nonpublic information concerning the Company (Insiders).

B.  Covered Transactions This Policy applies to any and all transactions in the Company's securities. For purposes of this Policy, the Company's securities include its common stock, options to purchase or sell common stock and any other type of securities that the Company may issue, such as preferred stock, convertible debentures, warrants and exchange-traded options or other derivative securities and short sales (collectively, “Company Securities”). Transactions in Company Securities include not only market transactions, but also private sales of Company Securities, pledges of Company Securities to secure a loan or margin account, as well as charitable donations or other gifts of Company Securities. C.  Policy Delivery This Policy will be delivered to all directors, officers and employees and other designated persons at the start of their relationship with the Company. Upon first receiving a copy of this Policy or any revised versions, each recipient must sign an acknowledgment that he or she has received a copy of this Policy and agrees to comply with this Policy's terms. III. Section 16 Persons and Designated Employees A.  Section 16 Persons. Each member of the Company's Board of Directors (“Board”) and those officers of the Company designated by the Board to be Section 16 officers of the Company are subject to the reporting provisions and trading restrictions of Section 16 of the Securities Exchange Act of 1934 and the underlying rules and regulations promulgated by the U. S. Securities and Exchange Commission (“SEC”) (“Section 16 Persons”). Section 16 Persons must obtain prior approval of all transactions in Company Securities from the Insider Trading Compliance Officer in accordance with the procedures set below. B.  Designated Employees. In addition to Section 16 Persons, the Insider Trading Compliance Officer may designate additional officers and employees as “Designated Employees.” Designated Employees are those officers or employees or outside consultants or contractors that the Company considers, because of their duties, to have regular access to material nonpublic information. In addition to this Policy's general proscription against insider trading or tipping, Designated Employees must comply with additional trading restrictions detailed below.

IV. Definition of “Material Nonpublic Information” A. “Material” Information “Material Information” is any information about the Company that a reasonable investor would consider important in making an investment decision to buy or sell Company Securities. If an investor would want to buy or sell securities based in part on the information, the information should be considered material. In simple terms, material information is any type of information that could reasonably be expected to affect the price of Company Securities. While it is not possible to identify all information that would be deemed “material,” the following types of information ordinarily would be considered material: • financial performance, especially quarterly and year-end earnings; • significant changes in financial performance outlook or liquidity of the Company as a whole or of a reporting segment of the Company's business; • Company projections that significantly differ from external expectations; • potential mergers and acquisitions or the sale of significant Company assets or subsidiaries; • major initiatives or significant changes or developments in product offerings; • stock splits, public or private securities/debt offerings or changes in Company dividend policies or amounts; • significant changes in executive management; • significant labor disputes or negotiations, including possible strikes; • actual or potential exposure to major litigation, or the resolution of such litigation; • possible proxy contests; • imminent or potential changes in the Company's credit rating by a rating agency; • voluntary calls of debt or preferred stock of the Company; • the contents of forthcoming publications that may affect the market price of Company Securities; • statements by stock market analysts regarding the Company and/or its securities; • significant changes in market share; • analyst upgrades or downgrades of a Company Security; • significant changes in accounting treatment, write-offs or effective tax rates; • impending bankruptcy or financial liquidity problems of the Company or one of its significant business partners; • a bank regulatory enforcement action; or

• a significant cybersecurity incident experienced by the Company that has not yet been made public. B. “Nonpublic” Information Information is considered “nonpublic” until it has not been widely disseminated to the public through SEC filings, major newswire services, national news services and financial news services and there has been sufficient time for the market to digest that information. For the purposes of this Policy, information will be considered public after the close of trading on the second full business day after the Company's widespread public release of the information. Thus, no transaction should take place until after the close of trading on the second full business day after the disclosure of the material information. V. Statement of Company Policy and Procedures A. Prohibited Activities No Insider may engage in transactions in Company Securities while aware of material nonpublic information concerning the Company. No Insider may engage in transactions in Company Securities during any special trading blackout periods as designated by the Insider Trading Compliance Officer. The deviation of any blackout period as well as those Insiders subject to the blackout shall be determined by the Insider Trading Compliance Officer. Moreover, the Insider will not disclose to any person the applicability of a special blackout period without prior permission of the Insider Trading Compliance Officer. No Section 16 Person or Designated Employee may engage in a transaction in Company Securities without prior written approval of the Insider Trading Compliance Officer under the procedures set forth below. To the extent possible, Section 16 Persons and Designated Employees should retain all records and documents that support their reasons for making each trade. No Section 16 Person or Designated Employee may engage in a transaction in Company Securities outside of the applicable “trading windows” described below. The Insider Trading Compliance Officer may not engage in a transaction in Company Securities unless the transaction(s) have been approved by the Chief Executive Officer in accordance with the procedures set forth below. No Insider may “tip” or disclose material nonpublic information concerning the Company to any outside person, including family members, even if that person is expected to hold such “tip” in confidence, unless required as part of that Insider's regular duties for the Company or authorized by the Insider Trading Compliance Officer. In the case of inadvertent disclosure to an outside person, the Insider must advise the Insider Trading Compliance Officer as soon as the inadvertent disclosure has been discovered. To protect against inadvertent disclosures, all inquiries from outsiders regarding material nonpublic information about the Company must be forwarded to the Insider Trading Compliance Officer. No Insider may give trading advice of any kind about the Company to anyone, whether or not such Insider is aware of material nonpublic information about the Company. No Insider may trade in any interest or position relating to the future price of Company Securities, such as a put, call or short sale. Without the specific prior approval of the Insider Trading Compliance Officer, the Chief Executive Officer or the Audit Committee, no Insider shall accept outside employment, as a consultant, independent contractor or employee, where the Insider is being compensated for the Insider's knowledge of the Company or the industry or potential products of the Company. Without the specific prior approval of the Insider Trading Compliance Officer, the Chief Executive Officer or the Audit Committee, no Insider shall respond to market rumors or otherwise make any public statements regarding the Company or its prospects. This includes responding to or commenting on Internet-based bulletin boards or social media platforms. If you become aware of any rumors or false statements, you should report them to the Insider Trading Compliance Officer. B. Trading Windows and Blackout Periods Provided that no other restrictions on trading in Company Securities apply, Section 16 Persons and Designated Employees may engage in a transaction in Company Securities during and only during the period beginning at the close of trading two full business days following the Company's widespread public release of quarterly or year-end earnings and ending on the 15th day of the third month following the end of the preceding quarter. Notwithstanding the above provisions, any Section 16 Person or Designated Employee who is aware of material nonpublic information concerning the Company may not engage in a transaction in Company Securities even during a trading window until the close of trading on the second full business day after such material nonpublic information has been subject to the Company's widespread public release of the information. No Insiders identified by the Insider Trading Compliance Officer as being subject to a special blackout period may trade in Company Securities during such special blackout period. The Insider Trading Compliance Officer may, following consultation with the Chief Executive Officer, declare such special blackout periods from time-to-time as conditions warrant. No Insider, whether or not subject to a special black out period, may disclose to any outside third party that a special blackout period has been designated.

C. Procedures for Approving Trades by Section 16 Individuals and Designated Employees No Section 16 Person or Designated Employee may engage in a transaction in Company Securities until: • the Section 16 Person or Designated Employee seeking to engage in a transaction has notified the Insider Trading Compliance Officer in writing prior to the proposed transaction(s) and the amount and nature of the proposed transaction(s); and • the Section 16 Person or Designated Employee seeking to engage in a transaction has certified in writing to the Insider Trading Compliance Officer no more than three business days prior to the proposed transaction(s) that he or she is not aware of material nonpublic information concerning the Company. • the Insider Trading Compliance Officer must approve the trade in writing. The existence of the foregoing approval procedures does not in any way obligate the Insider Trading Compliance Officer (or, in the case of any trade by the Insider Trading Compliance Officer, the Chief Executive Officer of the Company) to approve any transactions requested by Section 16 Persons or the Insider Trading Compliance Officer. All transactions approved under this section must be exercised within five days of the approval (the “Approval Period”). Provided, however, if the Insider comes into possession of material nonpublic information before engaging in a transaction, the Insider may not engage in a transaction. Trades not exercised within the Approval Period require new approval from the Insider Trading Compliance Officer. D. Rule 144 Compliance. All sales of Company Securities by “affiliates” of the Company must also comply with Rule 144 promulgated under the Securities Act of 1933, as amended, which imposes volume, notice, current public information, manner of sale and, in the case of restricted securities, holding period requirements, and the Company’s Rule 144 Stock Trading Policy. “Affiliates” for purposes of this Policy and Rule 144 include all Section 16 Persons as well as the following individuals and entities: • Members of the “family” of a Section 16 Person who live in the same household as the Section 16 Person; • All trusts and estates in which the Section 16 Person and his or her “family” are trustees, executors or 10% beneficiaries; • All corporations, partnerships and other entities in which the Section 16 Person or his or her “family” owns a 10% interest; and • Persons holding Company Securities received as compensation for underwriting a public offering, if certain conditions are met.

VI. Exceptions to Application of Policy A.   Director and Employee Stock Plans The trading prohibitions and restrictions set forth in this Policy do not apply to the following: ➢ periodic purchases by the Company in connection with a director’s deferral of director fees made in accordance with the Director Deferred Compensation Plan (“DDCP”) or on behalf of directors to the Directors Stock Purchase Plan (“DSPP”) or pursuant to the terms and conditions of those plans; or ➢ sales by the Company on behalf of an officer or employee to pay withholding obligations arising in connection with the vesting of restricted stock pursuant to the terms and conditions of the Company’s Cashless Stock Exercise Policy. However, no officer or director may alter his or her instructions regarding the purchase or sale of Company Securities in such plans or programs: • while aware of material nonpublic information; • in the case of Section 16 Persons or Designated Employees, prior to receiving approval of the purchase or sale as described above; and • in the case of Section 16 Persons and Designated Employees, while any applicable trading window is closed or applicable special blackout period is in effect. Stock Options. Cashless sales—e.g., “cashless sales” where Company stock is sold to pay withholding arising in connection with exercising options—are considered under this Policy to be transactions in Company Securities and must comply with the provisions of this Policy, including the applicability of any prior approval, trading window or blackout period requirements as they may apply to an Insider. No cashless sale is permitted when the Insider is in possession of material, nonpublic information, except as provided below. B.  Rule 10b5-1 Plans Exchange Act Rule 10b5- l was adopted by the SEC to protect persons from insider trading liability for transactions under a written trading plan previously established at a time when the Insider did not possess material nonpublic information. Under a properly established 10b5-1 plan with respect to securities (a “10b5-1 Plan”), Insiders may complete transactions in Company Securities at any time, including during blackout periods and outside trading windows or even when the Insider possesses material nonpublic information. Thus a 10b5-1 Plan offers an opportunity for Insiders to establish a systematic program of transactions in Company Securities over periods of time that might include periods in which such transactions would otherwise be prohibited under the federal securities laws or this Policy. A variety of arrangements can be structured to meet the requirements of Rule 10b5-1. In particular, a 10b5- 1 Plan can take the form of a blind trust, other trust, pre-scheduled stock option exercises and sales, pre-arranged trading instructions and other brokerage and third-party arrangements over which the Insider has no control once the plan takes effect. Insiders who desire to implement a 10b5-1 Plan must first obtain approval of the plan by the Insider Trading Compliance Officer. To be eligible for approval, the 10b5-1 Plan: • must be established during a trading window (and not during any black out period); • must be in writing; • must either irrevocably set forth the future date or dates on which purchases or sales of securities are to be made, the prices at which the securities are to be purchased or sold, the broker who will be responsible for effecting the transactions (or method of transaction if not through a broker), or provide a formula for determining the price of the securities to be purchased or sold and the date or dates on which the transactions are to be completed; • may not permit the direct or indirect exercise of any influence over the timing or terms of the purchase or sale by the Insider; and • may not take effect until the later of (i) 90 days after the plan is approved by the Insider Trading Compliance Officer, (ii) 90 days after adoption or modification of the plan and (iii) two (2) business days following the disclosure of the Company’s financial results in Form 10-Q or Form 10-K for the fiscal quarter in which the plan was adopted or modified, but not later than 120 days following adoption or modification of the plan (the “Cooling-Off Period”). The Insider Trading Compliance Officer will maintain a copy of all 10b5-1 Plans. The Insider must provide the Insider Trading Compliance Officer written notice of any termination or modification of a 10b5-1 Plan (in which case, the modification must be approved in writing by the Insider Trading Compliance Officer prior to effectiveness and may not take effect until the expiration of the Cooling-Off Period). VII. Reporting of Violations Any Insider who violates this Policy or any federal, state or SRO (Self-Regulatory Organization, such as a stock exchange) rule or law governing insider trading or tipping, or knows of any such violation by any other Insider, must report the violation immediately to the Insider Trading Compliance Officer. Upon receipt of notice of a potential violation of this Policy, the Insider Trading Compliance Officer: • shall make inquiry with assistance of outside counsel, to determine whether a violation may have occurred;

• shall report the potential violation of this Policy to the Audit Committee if the Insider Trading Compliance Officer concludes a violation occurred or if the Insider Trading Compliance Officer is unable to conclude that no violation occurred; and • upon determining that any such violation has occurred, in consultation with the Company's Disclosure Committee and, where appropriate, the Chair of the Audit Committee of the Board, will determine whether the Company should release any material nonpublic information. If the Insider Trading Compliance Officer or Audit Committee determines that a violation of this Policy occurred, they may discipline the Insider, including immediate termination. The Audit Committee may also report the violation to federal or state law enforcement agencies and/or applicable SRO. VIII. Inquiries Please direct all inquiries regarding any of the provisions or procedures of this Policy to the Insider Trading Compliance Officer. IX. Insider Trading Compliance Officer The Company has designated the Chief Financial Officer as its Insider Trading Compliance Officer. The Insider Trading Compliance Officer, in consultation with the Company's Chief Executive Officer, will review and either approve or prohibit all proposed transactions by Section 16 Persons in accordance with the procedures set forth above. The Insider Trading Compliance Officer shall notify members of the Executive Committee of any request by the Chief Executive Officer to engage in any market purchase or sale of Company Securities prior to the approval of such request. In addition to the trading approval duties described above, the duties of the Insider Trading Compliance Officer shall include the following: • administering this Policy and monitoring and enforcing compliance with all Policy provisions and procedures; • with the assistance of the Human Resources Department, overseeing the training of new and existing officers, directors, employees and others on the requirements of this Policy; • responding to all inquiries relating to this Policy and its procedures; • designating and announcing special trading blackout periods during which Insiders, that the Insider Trading Compliance Officer determines, may not engage in a transaction in Company Securities; • providing copies of this Policy and other appropriate materials to all current and new directors, officers, employees and such other persons whom the Insider Trading

Compliance Officer determines may regularly have access to material nonpublic information concerning the Company, and assuring that human resources has collected and maintained the required certification of employee receipt of this Policy; • administering, monitoring and enforcing compliance with all federal, state and SRO insider trading statutes, regulations and rules; • proposing recommendations for revisions to this Policy to the Board as necessary to reflect changes in insider trading laws, regulations or rules of any federal or state governmental body or SRO; and • maintaining as Company records originals or copies of all documents required by the provisions of this Policy or the procedures set forth herein, and copies of all required SEC reports relating to insider trading. The Insider Trading Compliance Officer may designate one or more individuals who may perform the Insider Trading Compliance Officer's duties in the event that the Insider Trading Compliance Officer is unable or unavailable to perform such duties. Approved by Governance and Nominating Committee: July 25, 2023 Approved by Board of Directors: July 26, 2023

Insider Trading Policy Certification The undersigned certifies that he/she has received and reviewed this Insider Trading Policy, and understands and agrees to comply with the procedures set forth in this Insider Trading Policy. Date: ____________________ _____________________________________________ Signature Print Name: ________________________________ Position:____________________________________